ALLMERICA INVESTMENT TRUST
                                    SELECT GROWTH AND INCOME FUND  (Series # 6)
                                          J.P. MORGAN INVESTMENT MANAGEMENT INC.

                                10F-3 Transactions for the Quarter Ended 9/30/01


                                                                                     Purchase as     Name of             Name of
                              Purchase   Amount of       Total Amount   Purchase as  a % of Fund   Affiliated    Broker/Dealer whom
         Date of    Price Per Commission Total Amount of of Purchase      a % of        Assets    Broker/Dealer in  securities were
Security Transaction Unit     per Unit   Offering                       Offering                   Syndicate           Purchased

Sprint PCS 8/7/01   $24.50   $0.61     $1,715,000,000    $548,800      Less than      Less than    J.P. Morgan        UBS Warburg,
                                                                       0.01%          0.1%        Securities Inc.    Lehman Brothers
                                                                                                                      First Union
                                                                                                                       Securities